    As filed with the Securities and Exchange Commission on October 18, 1999
                                                     Registration No. 333-______
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------
                              INFORMIX CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                                     94-3011736
(STATE OF INCORPORATION)                (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                               4100 BOHANNON DRIVE
                              MENLO PARK, CA 94025
                                 (650) 926-6300
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                         -------------------------------
             CLOUDSCAPE, INC. 1996 EQUITY INCENTIVE PLAN, AS AMENDED
            INFORMIX CORPORATION 1998 NON-STATUTORY STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)
                         -------------------------------
                                GARY LLOYD, ESQ.
                   VICE PRESIDENT, LEGAL, GENERAL COUNSEL AND
                                    SECRETARY
                               4100 BOHANNON DRIVE
                          MENLO PARK, CALIFORNIA, 94025
                                 (650) 926-6300
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                         -------------------------------

                                    COPY TO:
                             DOUGLAS H. COLLOM, ESQ.
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

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                                                                                    PROPOSED        PROPOSED
                                                                 MAXIMUM            MAXIMUM         MAXIMUM
                                                                  AMOUNT            OFFERING       AGGREGATE           AMOUNT OF
                TITLE OF SECURITIES                                TO BE              PRICE         OFFERING          REGISTRATION
                  TO BE REGISTERED                              REGISTERED(1)       PER SHARE         PRICE              FEE
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Common Stock ($0.01 par value) issuable under:
----------------------------------------------------------------------------------------------------------------------------------
Cloudscape, Inc. 1996 Equity Incentive Plan, as amended          378,078 shares     $0.2328(2)   $    88,016.56(2)    $   24.47
----------------------------------------------------------------------------------------------------------------------------------
Informix Corporation 1998 Non-Statutory Stock Option Plan      2,500,000 shares     $6.8906(3)   $17,226,500.00(3)    $4,788.97
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                          2,878,078 shares                  $17,314,516.56       $4,813.97
----------------------------------------------------------------------------------------------------------------------------------

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two subtotals.

(2) Estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the amount of the registration fee based on the weighted average exercise price of $0.2328 per share covering outstanding but unexercised options under the Cloudscape, Inc. 1996 Equity Incentive Plan, as amended.

(3) Computed in accordance with Rule 457(h) of the Securities Act. Such computation is based on the estimated exercise price of $6.8906 per share covering 2,500,000 authorized but unissued shares under Informix's 1998 Non-Statutory Stock Option Plan. The estimated exercise price of $6.8906 per share was computed in accordance with Rule 457(b) averaging the high and low prices of shares of Informix Common Stock as reported on the Nasdaq National market on October 14, 1999.

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

     The contents of Informix's Registration Statement on Form S-8 (Registration No. 333-61843) filed with the Securities and Exchange Commission on August 8, 1998 are incorporated by reference herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

     Informix Corporation ("Informix") hereby incorporates by reference in this registration statement the following documents:

     (a) Informix's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) Informix's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

     (c) Informix's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

     (d) Informix's Current Report on Form 8-K filed on June 18, 1999 (relating to the settlement of pending private securities and related litigation).

     (e) Informix's Current Report on Form 8-K filed on October 15, 1999 (regarding the acquisition of Cloudscape, Inc.)

     (f) Informix's Form 8-A, filed on January 21, 1987 (regarding the description of Informix Common Stock).

     (g) Informix's Form 8-A, filed on September 19, 1991, as subsequently amended on May 27, 1992, August 11, 1995 and September 3, 1997 (regarding the Informix stockholders rights plan).

     All documents subsequently filed by Informix pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


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

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by current law.

     Article Eight of Informix's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     Article VI of Informix's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

     Informix has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in Informix's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Informix pursuant to the foregoing provisions, Informix has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Informix of expenses incurred or paid by a director, officer or controlling person of Informix in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Informix will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                        EXHIBIT
                        NUMBER                         DESCRIPTION
                        --------       ------------------------------------------------------------------
                         4.1A          Cloudscape, Inc. 1996 Equity Incentive Plan, as amended

                         4.1B          Form of Stock Option Agreements under the Cloudscape, Inc. 1996
                                       Equity Incentive Plan

                         4.2A          Informix Corporation 1998 Non-Statutory Stock Option Plan

                         4.2B*         Form of Stock Option Agreement under the Informix Corporation 1998
                                       Non-Statutory Stock Option Plan

                         5.1           Opinion of Counsel as to legality of securities being registered

                        23.1           Consent of KPMG LLP, Independent Auditors

                        23.2           Consent of Ernst & Young LLP, Independent Auditors

                        23.3           Consent of Counsel (contained in Exhibit 5.1)

                        24.1           Power of Attorney (see page II-4)

                    -----------------------
                    * Incorporated by reference to exhibits filed with Informix's Registration Statement on Form S-1 (Registration Number 333-43991).

ITEM 9.  _________UNDERTAKINGS.

     (a)  RULE 415 OFFERING. Informix hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

          Informix hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Informix's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Informix pursuant to the foregoing provisions, or otherwise, Informix has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Informix of expenses incurred or paid by a director, officer or controlling person of Informix in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Informix will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Informix has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 18th day of October, 1999.

                              INFORMIX CORPORATION

                              By:    /s/ Jean Yves F. Dexmier
                                     ------------------------------------------
                                     Jean Yves F. Dexmier
                                     President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JEAN-YVES F. DEXMIER AND HOWARD A. BAIN III AND EACH ONE OF THEM, ACTING INDIVIDUALLY AND WITHOUT THE OTHER, AS HIS OR HER ATTORNEY-IN-FACT, EACH WITH FULL POWER OF SUBSTITUTION, FOR HIM IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT ON FORM S-8, AND TO FILE THE SAME, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, HEREBY RATIFYING AND CONFIRMING ALL THAT EACH OF SAID ATTORNEYS-IN-FACT, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

          SIGNATURE                                  TITLE                                      DATE
----------------------------      ----------------------------------------------------      ----------------
/s/ JEAN YVES F. DEXMIER          President and Chief Executive Officer (Principal          October 18, 1999
----------------------------      Executive Officer) and Director
    Jean Yves F. Dexmier

/s/ HOWARD A. BAIN III            Executive Vice President and Chief Financial Officer      October 18, 1999
----------------------------      (Principal Financial and Accounting Officer)
    Howard A. Bain III

/s/ LESLIE G. DENEND              Director                                                  October 18, 1999
----------------------------
    Leslie G. Denend

/s/ ROBERT J. FINOCCHIO, JR.      Chairman of the Board and Director                        October 18, 1999
----------------------------
    Robert J. Finocchio, Jr.

/s/ JAMES L. KOCH                 Director                                                  October 18, 1999
----------------------------
    James L. Koch

/s/ THOMAS A. MCDONNELL           Director                                                  October 18, 1999
----------------------------
    Thomas A. McDonnell

/s/ CYRIL J. YANSOUNI             Director                                                  October 18, 1999
----------------------------
    Cyril J. Yansouni

/s/ GEORGE REYES                  Director                                                  October 18, 1999
----------------------------
    George Reyes


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